NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Michael A. Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
E-mail: banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL REPORTS SECOND QUARTER 2009 RESULTS
Increased Loan Loss Provision, Strong Growth in Core Deposits,
Stable Net Interest Margin and Increased Core Earnings Characterize the Quarter

EUGENE, Ore., July 22, 2009 ---Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank, today reported financial results for the second quarter 2009.

Net loss for the second quarter 2009 was $8.1 million, compared to net income of $3.0 million for the second quarter 2008. Net loss per diluted share was $0.63 for the second quarter 2009, compared to net income of $0.25 per diluted share reported for the prior year second quarter. Operating revenue, which consists of net interest income plus noninterest income, was $14.6 million during the second quarter 2009, up $1.3 million or 9.8% over the $13.3 million reported during the second quarter 2008. Contributing to the improvement in operating revenue was a 12.0% quarter-over-quarter growth in average earning assets and a relatively stable net interest margin. The Company’s total risk-based capital ratio, a regulator defined indicator of strength, was 11.71% at June 30, 2009, which exceeds the “well- capitalized” designation of 10.00%.

For the first six months of 2009 the net loss was $5.2 million compared to net income of $6.1 million for the same period during 2008. Net loss per diluted share was $0.40 for the first six months of 2009, compared to net income of $0.51 per diluted share for the first six months of 2008. Operating revenue was $28.8 million for the first six months of 2009, which was an increase of $2.8 million or 10.8% over the amount reported for the first six months of 2008.

During the second quarter 2009, the Company continued to expand upon the strong core deposit growth it experienced during the first quarter of the year. At June 30, 2009, outstanding core deposits totaled $705.9 million, up $38.4 million over outstanding core deposits at March 31, 2009, and for the first six months of 2009, core deposits were up $90.1 million, an annualized growth rate of 30%. Second quarter 2009 core deposits averaged $681.2 million, an increase of $37.3 million over first quarter 2009 average core deposits. Loan growth has abated significantly from the prior year’s activity reflecting weak economic conditions and planned contraction in the residential construction portfolio. At June 30, 2009, outstanding loans declined by approximately $2.5 million from the end of first quarter 2009 and have grown $5.2 million during the first six months of the current year.

“While we did not achieve the financial results typical of Pacific Continental, our business fundamentals remain strong as demonstrated by our growth in core deposits and stable net interest margin,” said Hal Brown, chief executive officer. “We continue to employ our third party recognized credit practices in evaluating our loan portfolio, and at this time we see no systemic credit issues.  However, economic conditions remain uncertain especially as they relate to the residential real estate markets. We remain committed to our business model despite current conditions and I am confident that this discipline will add further value to our franchise and ultimately to our shareholders,” added Brown.

Earnings before loan loss provisions and taxes continue to grow reflecting increased earnings power. This increase is apparent despite the special FDIC assessment and premium increases, interest reversals and other real estate valuation expenses recognized during the quarter.

As reported in a press release dated June 30, 2009, the second quarter loss was the result of continuing weakness in the Pacific Northwest residential real estate markets contributing to a $19.2 million provision for loan losses and $11.7 million in loan write-downs recognized during the quarter.  The increased provision was primarily isolated to the residential construction portfolio and specifically associated with three credits: two lot development projects in the Seattle and Portland markets, both of which were discussed in the Company’s first quarter conference call, and a recently completed office building also in Seattle. The Company continued to maintain its unallocated allowance for loan losses, which was above 7% at quarter end. The allowance for loan losses to total loans increased to 1.94% as of June 30, 2009 from 1.16% at March 31, 2009.

Nonperforming assets at June 30, 2009, were $32.2 million and increased $16.0 million from March 31, 2009, as suggested in the Company’s first quarter 2009 conference call. Nonperforming assets represent 2.85% of total assets as compared to 1.45% of period-end assets at March 31, 2009. The increase in nonperforming assets in second quarter 2009 was primarily attributable to the loans described earlier in this release. Nonperforming assets at June 30, 2009 consist of $29.6 million of loans on nonaccrual status, net of government guarantees, and $2.6 million in other real estate owned. The other real estate owned consists primarily of completed consumer residential construction properties and individual residential building lots.

The second quarter 2009 net interest margin was 5.14%, down 10 basis points from second quarter 2008. On a linked-quarter basis, and consistent with comments made during the Company’s first quarter and year-end conference call, the second quarter 2009 net interest margin was down 9 basis points from the prior quarter, as interest reversals on loans of approximately $454 thousand negatively affected the current quarter margin.

Noninterest expense for second quarter 2009 was approximately $8.6 million, up $600 thousand over first quarter 2009 expenses. On a linked-quarter basis, the second quarter 2009 expense increase was primarily attributable to the $510 thousand FDIC special assessment, an increase of $150 thousand in regular FDIC premiums, and an increase of approximately $392 thousand in other real estate expense.

Second quarter highlights:
•	Outstanding core deposit growth of approximately $38.4 million and achieved annualized growth rate of 30% since year-end 2008.
•	Risk based capital ratio of 11.71%, above the “well-capitalized” designation.
•	Increased allowance for loan losses as a percentage of outstanding loans to 1.94%.
•	Maintained stable net interest margin of 5.14%.
•
Recognized by The Seattle Times as one of the top publicly traded companies in the Northwest and the highest-rated bank in Oregon in the newspaper's 18th annual "Northwest 100" ranking of public companies.

Conference Call and Audio Webcast:
Management will conduct a live conference call and audio Webcast for interested parties relating to its results for the second quarter 2009, on Thursday, July 23rd, 2009, at 2:00 p.m. Eastern Time / 11:00 a.m. Pacific Time . To listen to the conference call, interested parties should call (866) 292-1418. The Webcast will be available via Pacific Continental’s Web site (http://www.therightbank.com/). To listen to the live audio Webcast, click on the Webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin.

An audio Webcast replay will be available within twenty-four hours following the live Webcast and archived for one year on the Pacific Continental Website. Any questions regarding the conference call presentation or Webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. Pacific Continental, with $1.1 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region's largest markets including Seattle, Portland, and Eugene. Pacific Continental targets the banking needs of community-based businesses, professional service providers and nonprofit organizations; additionally the bank provides private banking services. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-five years.

Since its founding in 1972 Pacific Continental Bank has been honored with numerous awards from business and community organizations: in June 2009, for the ninth consecutive year, The Seattle Times named Pacific Continental to its  “Northwest 100” ranking of top publicly rated companies in the Pacific Northwest; in February 2009, Oregon Business magazine recognized Pacific Continental as the top ranked financial institution to work for in the publication’s large company category, marking it the ninth consecutive year Pacific Continental has been recognized as one of the Top 100 Companies to Work for In Oregon; and in December 2008, for the second consecutive year, the Portland Business Journal recognized Pacific Continental Bank as One of the Ten Most Admired Companies in Oregon.

Pacific Continental Corporation's shares are listed on the NASDAQ Global Select Market under the symbol "PCBK” and are a component of the Russell 2000 Index. Supplementary information about Pacific Continental can be found online at www.therightbank.com

Forward-Looking Statement Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company's banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit, and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION
CONSOLIDATED INCOME STATEMENTS
Amounts in $ 000's, Except for Per Share Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest and dividend income
Loans	$15,329	$15,461	$30,650	$31,162
Securities	1,225	691	2,162	1,423
Dividends on Federal Home Loan Bank stock	-	60	-	123
Federal funds sold & Interest-bearing deposits with banks	1	3	2	13
	16,555	16,215	32,814	32,721

Interest expense
Deposits	2,308	2,184	4,599	5,148
Federal Home Loan Bank & Federal Reserve borrowings	705	1,514	1,372	3,089
Junior subordinated debentures	127	125	252	246
Federal funds purchased	28	234	53	464
	3,168	4,057	6,276	8,947

Net interest income	13,387	12,158	26,538	23,774

Provision for loan losses	19,200	925	20,700	1,500
Net interest income (loss) after provision for loan losses	(5,813)	11,233	5,838	22,274

Noninterest income
Service charges on deposit accounts	476	402	942	796
Other fee income, principally bankcard	457	480	849	908
Loan servicing fees	19	22	37	48
Mortgage banking income	176	126	268	219
Other noninterest income	68	133	121	209
	1,196	1,163	2,217	2,180

Noninterest expense
Salaries and employee benefits	4,227	4,684	9,098	9,035
Premises and equipment	1,091	969	2,088	1,972
Bankcard processing	129	143	246	278
Business development	426	327	914	651
FDIC insurance assessment	950	131	1,217	258
Other real estate expense	479	32	565	30
Other noninterest expense	1,344	1,177	2,568	2,406
	8,646	7,463	16,696	14,630

Income (loss) before provision for income taxes	(13,263)	4,933	(8,641)	9,824
Provision (benefit) for income taxes	(5,134)	1,926	(3,459)	3,738

Net income (loss)	$(8,129)	$3,007	$(5,182)	$6,086

Earnings (loss) per share
Basic	$(0.63)	$0.25	$(0.40)	$0.51
Diluted	$(0.63)	$0.25	$(0.40)	$0.51

Weighted average shares outstanding
Basic	12,873	11,962	12,842	11,951

Common stock equivalents
attributable to stock-based awards	-	67	-	66
Diluted	12,873	12,029	12,842	12,017

PERFORMANCE RATIOS
Return on average assets	-2.91%	1.20%	-0.94%	1.24%
Return on average equity (book)	-25.42%	11.04%	-8.21%	11.13%
Return on average equity (tangible) (1)	-30.93%	13.99%	-10.01%	14.08%
Net interest margin	5.14%	5.24%	5.18%	5.24%
Efficiency ratio (2)	59.29%	56.02%	58.06%	56.37%

PACIFIC CONTINENTAL CORPORATION
CONSOLIDATED BALANCE SHEETS
Amounts in $ 000’s
(Unaudited)

	June 30,	June 30,
	2009	2008
ASSETS
Cash and due from banks	$23,851	$30,837
Federal funds sold	51	-
Interest-bearing deposits with banks	215	1,118
Total cash and cash equivalents	24,117	31,955

Securities available-for-sale	85,653	51,785
Loans held for sale	2,516	-
Loans, less allowance for loan losses	943,541	887,570
Interest receivable	4,027	4,047
Federal Home Loan Bank stock	10,652	9,198
Property, net of accumulated depreciation	20,306	20,967
Goodwill and other intangible assets	22,792	23,015
Deferred tax asset	4,572	2,397
Taxes receivable	6,835	-
Other real estate owned	2,659	3,030
Other assets	2,568	1,807

Total assets	$1,130,238	$1,035,771

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing demand	$190,937	$181,560
Savings and interest-bearing checking	431,203	378,549
Time $100,000 and over	66,945	61,867
Other time	105,669	52,939
Total deposits	794,754	674,915

Federal funds purchased	25,000	18,770
Federal Home Loan Bank and Federal Reserve borrowings	178,115	219,770
Junior subordinated debentures	8,248	8,248
Accrued interest and other payables	4,761	2,683
Total liabilities	1,010,878	924,386

Stockholders' equity
Common stock, 25,000 shares authorized	90,404	78,582
Retained earnings	30,009	33,317
Accumulated other comprehensive loss	(1,053)	(514)
	119,360	111,385

Total liabilities and stockholders’ equity	$1,130,238	$1,035,771

CAPITAL RATIOS
Total capital (to risk weighted assets)	11.71%	10.69%
Tier I capital (to risk weighted assets)	10.45%	9.68%
Tier I capital (to leverage assets)	9.59%	9.80%
Tangible common equity (to tangible assets)	8.54%	8.53%
Tangible common equity (to risk weighted assets)	9.57%	8.87%

OTHER FINANCIAL DATA
Shares outstanding at end of period	12,873	11,974
Stockholder's equity (tangible) (1)	$96,568	$88,370
Book value	$9.27	$9.30
Tangible book value	$7.50	$7.38

PACIFIC CONTINENTAL CORPORATION
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
Amounts in $ 000’s
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,		June 30,
	2009	2008	2009		2008
LOANS BY TYPE
Real estate secured loans:
Permanent Loans:
Multifamily residential	$69,115	$46,472
Residential 1-4 family	86,350	60,629
Owner-occupied commercial	202,594	183,623
Non-owner-occupied commercial	163,972	138,907
Total permanent real estate loans	522,031	429,631
Construction Loans:
Multifamily residential	24,201	28,915
Residential 1-4 family	59,635	99,083
Commercial real estate	48,925	48,580
Commercial bare land and acquisition & development	60,736	52,942
Residential bare land and acquisition & development	2,890	17,952
Other	2,339	5,177
Total construction real estate loans	198,726	252,649
Total real estate loans	720,757	682,280
Commercial loans	229,226	203,429
Consumer loans	7,619	7,644
Other loans	6,122	5,768
Gross loans	963,724	899,121
Deferred loan origination fees	(1,503)	(1,655)
	962,221	897,466
Allowance for loan losses	(18,680)	(9,896)
	$943,541	$887,570

Real estate loans held for sale	$2,516	$-

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$11,198	$9,145	$10,980		$8,675
Provision for loan losses	19,200	925	20,700		1,500
Loan charge offs	(11,730)	(293)	(13,050)		(413)
Loan recoveries	12	119	50		134
Net charge offs	(11,718)	(174)	(13,000)		(279)
Balance at end of period	$18,680	$9,896	$18,680		$9,896

NONPERFORMING ASSETS
Nonaccrual loans
Real estate secured loans:
Permanent Loans:
Multifamily residential	$-	$-
Residential 1-4 family	2,421	2,903
Owner-occupied commercial	1,559	-
Non-owner-occupied commercial	-	-
Total permanent real estate loans	3,980	2,903
Construction Loans:
Multifamily residential	-	-
Residential 1-4 family	3,665	-
Commercial real estate	8,478	-
Commercial bare land and acquisition & development	9,640	1,660
Residential bare land and acquisition & development	-	-
Other	-	-
Total construction real estate loans	21,783	1,660
Total real estate loans	25,763	4,563
Commercial loans	4,061	593
Consumer loans	15	-		#
Other loans	-	-
Total nonaccrual loans	29,839	5,156
90 days past due and accruing interest	-	-
Total nonperforming loans	29,839	5,156
Nonperforming loans guaranteed by government	(275)	(546)
Net nonperforming loans	29,564	4,610
Foreclosed assets	2,659	3,030
Total nonperforming assets, net of guaranteed loans	$32,223	$7,640

LOAN QUALITY RATIOS
Allowance for loan losses as a percentage of total loans
outstanding, excluding of loans held for sale	1.94%	1.10%
Allowance for loan losses as a percentage of total
nonperforming loans, net of government guarantees	63.18%	214.66%
Net loan charge offs (recoveries) as a percentage of
average loans, annualized	4.86%	0.08%	2.72%		0.07%
Nonperforming loans as a percentage of total loans	3.07%	0.51%
Nonperforming assets as a percentage of total assets	2.85%	0.74%

PACIFIC CONTINENTAL CORPORATION
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
Amounts in $ 000’s
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
BALANCE SHEET AVERAGES
Loans	$966,130	$878,354	$963,789	$857,856
Allowance for loan losses	(14,095)	(9,386)	(12,612)	(9,123)
Loans, net of allowance	952,035	868,968	951,177	848,733
Securities and short-term deposits	93,090	63,765	81,760	64,484
Earning assets	1,045,125	932,733	1,032,937	913,217
Non-interest-earning assets	75,016	71,818	75,265	70,988
Assets	$1,120,141	$1,004,551	$1,108,202	$984,205

Interest-bearing core deposits (3)	$503,616	$424,288	$491,182	$435,141
Non-interest-bearing core deposits (3)	177,579	169,850	171,482	168,571
Core deposits (3)	681,195	594,138	662,664	603,712
Non-core interest-bearing deposits	78,248	43,077	84,760	40,664
Deposits	759,443	637,215	747,424	644,376
Borrowings	229,255	254,185	229,627	225,768
Other non-interest-bearing liabilities	3,156	3,637	3,896	4,091
Liabilities	991,854	895,037	980,947	874,235
Stockholders' equity (book)	128,287	109,514	127,255	109,970
Liabilities and equity	$1,120,141	$1,004,551	$1,108,202	$984,205

Stockholders' equity (tangible) (1)	$105,408	$86,468	$104,404	$86,896

SELECTED MARKET DATA
Eugene market loans, net of fees	$246,319	$224,276
Portland market loans, net of fees	439,963	412,566
Seattle market loans, net of fees	275,939	260,624
Total loans, net of fees	$962,221	$897,466

Eugene market core deposits (3)	$449,421	$406,300
Portland market core deposits (3)	150,141	111,817
Seattle market core deposits (3)	106,341	88,121
Total core deposits (3)	705,903	606,238
Other deposits	88,851	68,677
Total	$794,754	$674,915

Eugene market core deposits, average (3)	$442,610	$396,127	$434,136	$402,976
Portland market core deposits, average (3)	138,424	110,893	126,136	111,288
Seattle market core deposits, average (3)	100,161	87,118	102,392	89,448
Total core deposits, average (3)	681,195	594,138	662,664	603,712
Other deposits, average	78,248	43,077	84,760	40,664
Total	$759,443	$637,215	$747,424	$644,376

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	6.46%	7.16%	6.50%	7.38%
Yield on average securities	5.28%	4.76%	5.34%	4.86%
Yield on average earning assets	6.35%	6.99%	6.41%	7.21%

Rate on average interest-bearing core deposits	1.57%	1.70%	1.55%	1.99%
Rate on average interest-bearing non-core deposits	1.74%	3.67%	1.94%	4.12%
Rate on average interest-bearing deposits	1.59%	1.88%	1.61%	2.18%

Rate on average borrowings	1.50%	2.96%	1.47%	3.38%
Cost of interest-bearing funds	1.57%	2.26%	1.57%	2.56%

Interest rate spread	4.78%	4.73%	4.84%	4.65%

Net interest margin	5.14%	5.24%	5.18%	5.24%

(1) Tangible equity excludes goodwill and core deposit intangible related to acquisitions.
(2) Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.
(3) Core deposits include all demand, savings, & interest checking accounts, plus all local time deposits including local time deposits in excess of $100,000.